Exhibit 99.1

The Carlyle Group Announces First Quarter 2020 Financial Results

Washington, DC, April 30, 2020 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) today reported its unaudited results for the first quarter ended March 31, 2020. The full detailed presentation of Carlyle's first quarter 2020 results can be viewed on the investor relations section of our website at ir.carlyle.com.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “The whole world is managing through this unprecedented time and the human toll is real. We thank all of the courageous healthcare and front line workers, and our thoughts are with all of those impacted by the pandemic.

Since the beginning, our priority has been the health and safety of our people. As a firm, we have adapted well to this new environment as we support our companies and prepare for a wide range of outcomes. The momentum we've established and our strong first quarter give Carlyle a position of strength as we navigate the current environment. We are taking a balanced and patient approach, and our global and diversified platform enables us to provide capital to companies as long-term investors as we drive value for all of our stakeholders.”

U.S. GAAP results for Q1 2020 included income (loss) before provision for income taxes of $(612.0) million and net income (loss) per common share of $(1.76) on a diluted basis. Total balance sheet assets were $12 billion as of March 31, 2020.
Dividend
The Board of Directors has declared a quarterly dividend of $0.25 per common share to holders of record at the close of business on May 12, 2020, payable on May 19, 2020.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Thursday, April 30, 2020, to announce its first quarter 2020 financial results. The conference call will be available via public webcast from the Shareholders section of Carlyle's website at www.carlyle.com and a replay will be available on our website soon after the call’s completion.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $217 billion of assets under management as of March 31, 2020, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 32 offices across six continents. Further information is available at www.carlyle.com. Follow The Carlyle Group on Twitter @OneCarlyle.

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Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expectations regarding the impact of COVID-19, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 12, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.

Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Brittany Berliner
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4839
daniel.harris@carlyle.com	leigh.farris@carlyle.com		brittany.berliner@carlyle.com

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